                                 SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14A-11(C) or Section 240.14A-12


                         NATIONAL GOLF PROPERTIES, INC.
                         ------------------------------
                (Name of Registrant as Specified in its Charter)

      -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_]  $125 per Exchange Act Rules 0-11(C)(1)(II), 14A-6(I)(1), 14A-6(I)(2) or
     Item 22(A)(2) of Schedule 14A.
     Fee computed on table below per Exchange Act Rules 14A-6(I)(4) and 0-11:
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which the transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(A)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                         NATIONAL GOLF PROPERTIES, INC.
                          2951 28th Street, Suite 3001
                         Santa Monica, California 90405

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 5, 1998

  The Annual Meeting of Stockholders (the "Annual Meeting") of National Golf Properties, Inc. will be held at DC3 Restaurant - Flight Room, 2800 Donald Douglas Loop North, Santa Monica, California, on Tuesday, MAY 5, 1998 AT 9:00 A.M., local time, for the following purposes:

     1. To elect two directors to serve until the 2001 annual meeting of stockholders and until their successors are elected and have qualified; and

     2. To transact such other business as may properly come before the meeting.

  The Board of Directors of the Company has fixed the close of business on March 16, 1998 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

  Management welcomes your attendance at the Annual Meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, HOWEVER, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. Your proxy is revocable and will not affect your right to vote in person in the event you attend the Annual Meeting.

                                       By Order of the Board of Directors,

                                       /s/ James M. Stanich

                                       James M. Stanich
                                       President and Director

Santa Monica, California
April 1, 1998

                         NATIONAL GOLF PROPERTIES, INC.

                         ------------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 5, 1998


  This Proxy Statement is furnished to the stockholders of National Golf Properties, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of outstanding shares of common stock, par value $.01 per share, of the Company ("Common Stock") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 5, 1998, and at any and all adjournments or postponements thereof, for the following purposes:

          1. To elect two directors to serve until the 2001 annual meeting of stockholders and until their successors are elected and have qualified; and
          2. To transact such other business as may properly come before the meeting.

  On March 16, 1998, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, the Company had 12,478,395 shares of Common Stock outstanding. Each such share of Common Stock is entitled to one vote on all matters properly brought before the meeting. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise. Presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of holders of a plurality of the shares voting is required to elect new directors to the Company's Board of Directors. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Shares represented by proxies that reflect abstentions will have no effect on the outcome of the vote to elect the two new directors.

  Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted at the Annual Meeting for the nominees named below for election as directors. With respect to any other business which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

  The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors and officers of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or telegraph. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company has retained the services of D.F. King & Co., Inc. for a fee of $4,500 plus out-of-pocket expenses to assist in the solicitation of proxies from brokerage houses, banks, and other custodians or nominees holding stock in their names for others.

  The principal executive offices of the Company are located at 2951 28th Street, Suite 3001, Santa Monica, California 90405. The approximate date on which this proxy statement and form of proxy solicited on behalf of the Board of Directors will first be sent to the Company's stockholders is April 1, 1998.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Board of Directors of the Company currently is comprised of seven members divided into three classes serving staggered terms of three years each.
Pursuant to the Company's Articles of Incorporation and Bylaws, the term of office of one class of directors expires each year and at each annual meeting the successors of the class whose term is expiring in that year are elected to hold office for a term of three years and until their successors are elected and have qualified. The current terms of two directors expire this year, three expire in 1999 and two expire in 2000.

  In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the two nominees designated below, each of whom is currently a director of the Company, to serve until the 2001 annual meeting of stockholders and until their respective successors shall have been elected and qualified. The Company expects that each of the nominees will be available to serve as a director, but if any such nominee should become unavailable for election, the shares of Common Stock represented by the proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies. In no event will the proxy be voted for more than two nominees.

  Under the Company's Bylaws, nominations of persons for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, may be made at the Annual Meeting only if pursuant to a timely notice delivered or mailed to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the Company's principal executive offices not more than 75 nor less than 50 days prior to the Annual Meeting or, if less than 65 days' notice or prior public disclosure of the date of the meeting is given to stockholders, on the fifteenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever occurs first. A notice of nomination must set forth certain information as required under the Company's Bylaws.

NOMINEES FOR ELECTION AS DIRECTOR

Name                                    Age           Present Position with the Company            Director Since
----                                    ---           ---------------------------------            --------------
Bruce Karatz......................      52            Director                                     1993
James M. Stanich..................      39            President and Director                       1998

  Bruce Karatz has served as a director of the Company since August 31, 1993. Mr. Karatz has been President, Chief Executive Officer and a director of Kaufman and Broad Home Corporation ("Kaufman") since 1986 and Chairman of the board of directors of Kaufman since July 1993. Mr. Karatz is also a director of Honeywell, Inc., Fred Meyer, Inc. and a Trustee of the National Park Foundation and RAND Corporation.

  James M. Stanich was appointed on January 30, 1998 to replace Richard C. Price as a director and President of the Company. Prior to joining the Company, Mr. Stanich was a director, Executive Vice President of Corporate Operations and Secretary of American Golf Corporation ("AGC") and a member of AGC's executive committee. Mr. Stanich initially joined AGC in 1990 as corporate counsel responsible for handling legal matters on acquisitions, and later became General Counsel. Prior to joining AGC, Mr. Stanich was an attorney with the firm of Sheppard, Mullin, Richter and Hampton from 1983 to 1990 where he represented both real estate companies and commercial lenders. Mr. Stanich is a son-in-law of David G. Price.

Directors Continuing in Office

Name                                    Age                     Director Since                      Term Expires
----                                    ---                     --------------                      ------------
Richard A. Archer.................      70                      1993                                2000
John C. Cushman, III..............      57                      1994                                1999
Charles S. Paul...................      48                      1993                                1999
David G. Price....................      65                      1993                                2000
Edward R. Sause...................      43                      1993                                1999

  Richard A. Archer has served as a director of the Company since August 31, 1993. Mr. Archer served as the Chairman of the board of directors of Jardine Insurance Brokers, Inc. ("Jardine") from 1986 to 1993, and served as Deputy Chairman of Jardine until December 31, 1995. Mr. Archer is now an independent consultant. Mr. Archer is also a director of the Hydril Company.

  John C. Cushman, III has served as a director of the Company since July 20, 1994. Mr. Cushman has been President and Chief Executive Officer of Cushman Realty Corporation since 1978. Mr. Cushman also serves as a director of Meditrust Corporation, the Boy Scouts of America, the Los Angeles Museum of Contemporary Art and Junior Achievement, Inc.

  Charles S. Paul has served as a director of the Company since August 31, 1993. Mr. Paul is Chairman and Chief Executive Officer of Sega GameWorks L.L.C. Prior to joining Sega GameWorks L.L.C., Mr. Paul was an Executive Vice President and director of MCA, Inc. from 1989 until March of 1996 and served as President of MCA Enterprises, Inc. from 1986 until March of 1996. Mr. Paul is also a director of Entertainment Properties Trust and Interplay Productions.

  David G. Price has served as the Chairman of the Board of Directors of the Company since its formation in April 1993. Mr. Price also serves as the Chairman of the board of directors of AGC and has served in such capacity since he founded AGC in 1973. Mr. Price is also a Trustee and the President of the Museum of Flying in Santa Monica, California.

  Edward R. Sause has served as a director of the Company since April 1993. Mr. Sause currently is the Executive Vice President - Finance and Corporate Services of AGC, which position he has held since resigning as an officer of the Company in April 1997. Mr. Sause served as Executive Vice President, Chief Financial Officer and Secretary of the Company from April 1993 until April 1997. Prior to the Company's initial public offering in 1993, Mr. Sause was a director, a member of AGC's executive committee and the Senior Vice President and Chief Financial Officer of AGC. Mr. Sause is also a Trustee and Treasurer of the Museum of Flying.

BOARD OF DIRECTORS MEETINGS; COMMITTEES AND COMPENSATION

  The Company's Bylaws provide that the majority of its seven member Board of Directors must consist of directors who are unaffiliated with David G. Price (the "Independent Directors"). Messrs. Archer, Karatz, and Paul were elected as Independent Directors by the Company's Board of Directors on August 31, 1993. Mr. Cushman was elected as an Independent Director on July 20, 1994.

  In accordance with the Company's Bylaws, transactions involving the Company and affiliates of David G. Price require the approval of a committee of the Board of Directors consisting solely of Independent Directors (the "Independent Committee"). Such transactions with affiliates of David G. Price include, without limitation, (i) lease negotiation with respect to owned golf courses and the enforcement and renegotiation of such leases, (ii) the selection of operators for acquired golf courses, and (iii) consideration of the Company's right of first refusal to acquire limited partnership units ("OP Units") in National Golf Operating Partnership, L.P. (the "Operating Partnership"), through which the Company owns substantially all of the golf courses and conducts its operations, upon transfer of OP Units as provided in the Operating Partnership's Agreement of Limited Partnership (the "OP Partnership Agreement"). Certain other significant actions of the Company's Board of Directors will require the approval of a minimum of five directors and certain matters relating to the Operating Partnership require the approval of holders of a majority of the OP Units. David G. Price and his affiliates own more than 90% of the OP Units.

  The Company's Board of Directors held two meetings during the year ended December 31, 1997 and also took action with respect to various matters by unanimous written consent. During that period, no director attended fewer than 100% of the total number of meetings of the Board of Directors and of committees of the Board of Directors on which such director served.

  The Company currently pays each of its Independent Directors a fee of $12,000 per year for services as a director plus $1,000 for attendance at each meeting of the Company's Board of Directors. In addition, the Company reimburses all directors for reasonable travel expenses incurred in connection with their duties as directors of the Company. Pursuant to the Company's 1995 Independent Director Equity Participation Plan, each of the Company's Independent Directors also receives an annual grant of 500 shares of restricted stock and an option to purchase 2,000 shares of the Company's common stock. The shares of restricted stock received by such Independent Directors may not be sold until the earlier of (i) the fifth anniversary of the date on which such shares are granted, provided that the recipient of such grant has not terminated his directorship during such period, and (ii) the recipient's normal retirement at or after age 65.

  The Board of Directors has (i) an Independent Committee, (ii) an Executive Committee, (iii) an Audit Committee and (iv) a Compensation Committee, each established on August 10, 1993 under the Company's Bylaws. In addition, the Company established a Financial Committee in April 1997. The Company does not have a Nominating Committee.

  Independent Committee. As provided in the Company's Bylaws, the Independent Committee includes only Independent Directors. The Independent Committee was established to oversee the selection of operators for golf courses acquired in the future and to approve transactions between the Company and affiliates of David G. Price that it considers from time to time. Messrs. Archer, Cushman, Karatz and Paul are the current Independent Committee members.

  Executive Committee. The Executive Committee has such authority as may be granted by the Company's Board of Directors, including the power to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements. The Executive Committee consists of the Chairman of the Board of Directors, the Chairman of the Independent Committee and an executive officer of the Company. Messrs. Price, Archer and Stanich are the current members of the Executive Committee.

  Audit Committee. The Audit Committee was established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. Messrs. Cushman, Karatz and Paul are the current members of the Audit Committee. The Audit Committee held one meeting during 1997.

  Compensation Committee. The Compensation Committee is responsible for the administration of the Company's employee benefit plans. The Compensation Committee is authorized to determine the persons eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee also reviews and approves the compensation of the Company's executive officers and determines the general compensation policy for the Company. Messrs. Cushman and Paul are the current members of the Compensation Committee. The Compensation

Committee held no meetings during 1997, but took action with respect to certain matters by unanimous written consent.

Financial Committee. The Financial Committee, established in April 1997, is responsible for the oversight of the Company's significant financial matters, including capitalization, budgeting and financial reporting. Messrs. Sause, Karatz and Stanich are the current members of the Financial Committee.

                               EXECUTIVE OFFICERS

  The following table sets forth the names, ages and positions of each of the Company's executive officers.

NAME                                          Age      Position
----                                          ---      --------
James M. Stanich..........................    39       President and Director
Paul W. Major.............................    34       Executive Vice President
Neil M. Miller............................    34       Vice President - Finance
William C. Regan..........................    39       Vice President - Controller and Treasurer
Scott S. Thompson.........................    40       General Counsel, Chief Leasing Officer,
                                                       Vice President and Secretary

  Paul W. Major was appointed in 1998 to serve as the Company's Executive Vice President. Prior to such appointment, Mr. Major served as the Company's Senior Vice President-Acquisitions from April 1997 to January 1998. Mr. Major served as Vice President of Acquisitions of the Company from October 1993 to April 1997. Prior to joining the Company, Mr. Major was a corporate lawyer at Latham & Watkins in Los Angeles where he worked extensively on the formation and initial public offering of the Company.

  Neil M. Miller was appointed in 1997 to serve as the Company's Vice President
- Finance. Prior to such appointment, Mr. Miller served as the Associate General Counsel for the Company from March 1995 to April 1997. Mr. Miller served as the Company's Director of Acquisitions and Director of Investor Relations from March 1994 to March 1995. Prior to joining the Company in March 1994, Mr. Miller was a corporate lawyer with the law firm of Armstrong, Teadale, Schlafly & Davis in St. Louis, Missouri.

  William C. Regan was appointed in April 1997 to serve as the Company's Vice President - Controller and Treasurer. Prior to such appointment, Mr. Regan served as the Company's Controller from August 1993 to April 1997. Prior to the Company's initial public offering in 1993, Mr. Regan was Corporate Accounting Manager of AGC. Mr. Regan is a certified public accountant.

  Scott S. Thompson has served as the Company's General Counsel and Chief Leasing Officer since July 1993. In April 1997, Mr. Thompson was appointed to also serve as Secretary of the Company and, in January 1998, was appointed to serve as Vice President of the Company. Prior to joining the Company in July 1993, Mr. Thompson was a partner with the law firm of Gilchrist & Rutter where he specialized in real estate transactions and commercial, industrial and retail leasing.

                         SECURITY OWNERSHIP OF CERTAIN.
                        BENEFICIAL OWNERS AND MANAGEMENT

  As of the close of business on March 16, 1998, the Company had outstanding 12,478,395 shares of Common Stock. The following table sets forth information as to the number of shares of Common Stock beneficially owned as of March 16, 1998 by (i) each person known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director of the Company, (iii) the Chief Executive Officer and other named executive officers, and (iv) the Company's directors and executive officers as a group.


                                                          AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER(1)                              BENEFICIAL OWNERSHIP (2)       PERCENT OF CLASS
---------------------------------------------------      ------------------------       ----------------
David G. Price.....................................                   3,346,177 (3)        22.1%
Richard A. Archer..................................                      10,000 (4)          *
John C. Cushman, III...............................                      19,500 (4)          *
Bruce Karatz.......................................                      10,100 (4)          *
Paul W. Major......................................                      42,113 (5)          *
Neil M. Miller.....................................                      19,500 (6)          *
Charles S. PauL....................................                      12,500 (4)          *
Richard C. Price...................................                     139,000 (7)         1.1%
William C. Regan...................................                      22,200 (8)          *
Edward R. Sause....................................                     168,550 (9)         1.3%
James M. Stanich...................................                      90,000 (10)         *
Scott S. Thompson..................................                      35,000 (11)         *
All directors and executive officers as a group
 (12 persons) (12).................................                   3,914,640            25.3%

-----------------------------

*    Less than 1%
(1) Unless otherwise indicated, the address for each named person is c/o National Golf Properties, Inc., 2951 28th Street, Suite 3001, Santa Monica, California 90405.
(2) For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of shares of Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.
(3) Includes 673,475 shares of Common Stock owned of record by the Price Trust of which David G. Price is the sole trustee, and David G. Price, his wife Dallas P. Price and their children are the beneficiaries, and 2,672,702 shares of Common Stock issuable upon exchange of 2,672,702 OP Units beneficially owned by Mr. Price. Does not include 5,404,268 shares of Common Stock issuable upon exchange of an additional 5,404,268 OP Units beneficially owned by Mr. Price which presently are not entitled to be exchanged pursuant to the terms of the OP Partnership Agreement. Exchange of any of the OP Units beneficially owned by Mr. Price is subject to the ownership limit contained in the Company's Articles of Incorporation (the "Ownership Limit"), which prohibits the actual or constructive ownership of more than 9.8% of the outstanding shares of Common Stock by any person. Without regard to the Ownership Limit and the limitation on the exchange of OP Units contained in the OP Partnership Agreement, all 8,076,970 OP units beneficially owned by Mr. Price presently would be exchangeable into 8,076,970 shares of Common Stock and the total amount of shares of Common Stock beneficially owned by Mr. Price as of March 16, 1998 would be 8,750,445 and 42.5%, respectively.
(4) Includes 6,000 shares of Common Stock issuable upon exercise of options that presently are exercisable and excludes 2,000 shares of Common Stock subject to options that are not exercisable within 60 days.
(5) Includes 29,000 shares of Common Stock that Mr. Major is entitled to vote but that are subject to forfeiture upon termination of his employment and various other restrictions and 5,000 shares of Common Stock issuable upon the exercise of options that presently are exercisable.
(6) Includes 12,000 shares of Common Stock that Mr. Miller is entitled to vote but that are subject to forfeiture upon termination of his employment and various other restrictions and 7,500 shares of Common Stock issuable upon exercise of options that presently are exercisable. Does not include 2,500 shares of Common Stock subject to options that are not exercisable within 60 days.
(7) Includes 30,000 shares of Common Stock issuable upon exercise of options that presently are exercisable and 75,000 shares of Common Stock that presently are issuable upon exchange of 75,000 OP Units owned by Mr. Price. Does not include 11,185 shares of Common Stock issuable upon exchange of 11,185 OP Units that presently are not exchangeable. Richard C. Price currently is the beneficial owner of 86,185 OP Units, which constitute less than 1% of all OP Units outstanding.
(8) Includes 12,000 shares of Common Stock that Mr. Regan is entitled to vote but that are subject to forfeiture upon termination of his employment and various other restrictions and 6,000 shares of Common Stock issuable upon exercise of options that presently are exercisable.
(9) Includes 24,000 shares of Common Stock that Mr. Sause is entitled to vote but that are subject to forfeiture upon termination of his employment with AGC and various other restrictions, 55,550 shares of Common Stock that are presently issuable upon exchange of all of the 55,550 OP Units owned by Mr. Sause, and 65,000 shares of Common Stock issuable upon exercise of options that presently are exercisable. Does not include 15,000 shares of Common Stock subject to options that are not exercisable within 60 days.
(10) Includes 54,000 shares of Common Stock that Mr. Stanich is entitled to vote but that are subject to forfeiture upon termination of his employment and various other restrictions and 20,000 shares of Common Stock issuable upon exercise of options that presently are exercisable. Does not include 50,000 shares of Common Stock subject to options that are not exercisable within 60 days.
(11) Includes 15,000 shares of Common Stock that Mr. Thompson is entitled to vote but that are subject to forfeiture upon termination of employment and various other restrictions and 15,000 shares of Common Stock issuable upon exercise of options that presently are exercisable.
(12) In April 1997, Edward R. Sause resigned as Executive Vice President, Chief Financial Officer and Secretary of the Company and on January 30, 1998, Richard C. Price resigned as a director and President of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth information concerning the compensation of the Company's executive officers (the "Named Executive Officers") for the fiscal years ended December 31, 1997, 1996 AND 1995:

                                         ANNUAL COMPENSATION                     LONG TERM COMPENSATION
                                     ----------------------------      ------------------------------------------
                                                                               AWARDS                PAYOUTS
                                                                       ------------------------    --------------

                                                                                       SECURITIES
                                                                        RESTRICTED     UNDERLYING
                                                                           STOCK        OPTIONS/         LTIP          ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR    SALARY       BONUS          AWARDS(1)       SARS(#)      PAYOUTS(2)    COMPENSATION(3)
----------------------------------   ----   ---------   ---------      -------------   -----------   ------------   ---------------
RICHARD C. PRICE (4)..............   1997    $222,920    $ 89,168          --                  --     $243,420        $    2,400
   President                         1996    $215,798    $ 86,319          --                  --     $217,920        $    2,250
                                     1995    $210,535    $ 84,214          --                  --     $170,920        $    2,250

PAUL W. MAJOR.....................   1997    $129,125    $ 87,500          (5)                 --     $154,450        $    2,400
    Executive Vice President         1996    $125,000    $100,000          (5)                 --     $ 85,095        $    2,250
                                     1995    $112,970    $130,000          --                  --     $ 65,970        $   17,805 (6)

NEIL M. MILLER....................   1997    $100,000    $ 59,500          (5)                 --     $ 59,980        $    2,400
    Vice President - Finance         1996    $ 80,000    $ 63,000          (5)                 --           --        $    2,250
                                     1995    $ 75,000    $ 39,500          --                  --           --        $    1,099

WILLIAM C. REGAN..................   1997    $100,000    $ 35,000          (5)                 --     $ 76,569        $    2,400
    Vice President - Controller      1996    $ 80,000    $ 45,000          (5)                 --     $ 38,423        $    2,250
     and Treasurer                   1995    $ 73,687    $ 18,422          --                  --     $ 32,048        $    1,855

SCOTT S. THOMPSON.................   1997    $154,000    $ 40,000          (5)                 --     $151,700        $    2,400
    General Counsel, Chief Leasing   1996    $140,000    $ 35,000          (5)                 --     $108,960        $    2,250
    Officer, Vice President          1995    $131,584    $ 25,000          --                  --     $ 85,460        $    2,250
    and Secretary

(1) The aggregate number and value of shares of restricted stock, all of which shares are designated as long term incentive awards, held by each Named Executive Officer as of December 31, 1997, were as follows: Mr. Richard C. Price, 8,000 shares valued at $262,500; Mr. Major, 36,000 shares valued at $1,181,250; Mr. Miller, 15,500 shares valued at $508,594; Mr. Regan, 14,500 shares valued at $475,781; and Mr. Thompson, 18,000 shares valued at $590,625. Such shares represent the unvested portion of restricted stock awarded to Messrs. Price, Major, Miller, Regan and Thompson. All such shares vest on a pro-rata basis over a five year period upon the Company's satisfaction of certain financial performance targets, and unvested shares are subject to continued employment. During the period in which any restrictions apply, holders of restricted stock are entitled to receive all dividends or other distributions paid with respect to such stock.
(2) Represents the market value of the shares of restricted stock that vested in 1997, 1996 and 1995 as of the vesting date.
(3) Represents matching contributions made by the Company to its 401(k) Retirement Plan.
(4)  Mr. Richard C. Price resigned as President of the Company on January 30,
     1998.
(5) Restricted stock awards are subject to performance restrictions and are designated as long-term incentive awards.
(6) Includes the value of a loan and related interest, totaling $15,555, forgiven by the Company.

STOCK OPTION GRANTS

  The Company did not grant any options to purchase shares of Common Stock to the Named Executive Officers during 1997.


AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

  The following table provides information related to the exercise of stock options by each of the Named Executive Officers during the year ended December 31, 1997 and the 1997 fiscal year-end value of unexercised options.

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING                VALUE OF
                                                         UNEXERCISED              UNEXERCISED
                                                        OPTIONS/SARs             IN-THE-MONEY
                            SHARES                        AT FY-END           OPTIONS/SARs AT FY-
                           ACQUIRED       VALUE         EXERCISABLE/           END EXERCISABLE/
NAME                      ON EXERCISE   REALIZED        UNEXERCISABLE          UNEXERCISABLE (1)
----                      -----------   ---------      --------------         --------------------
Richard C. Price.......        20,800    $247,383             39,200/-                $487,550/-
Paul W. Major..........        15,000    $224,525              5,000/-                 $71,563/-
Neil M. Miller.........         5,000    $ 62,750         7,500/2,500         $100,469/$35,781
William C. Regan.......         4,000    $ 47,500              6,000/-                 $74,625/-
Scott S. Thompson......            --      N/A                15,000/-                $186,563/-

(1) Calculated on the basis of the closing price per share of Common Stock on the NYSE of $32.8125 on December 31, 1997, the last trading day in fiscal 1997.

LONG TERM INCENTIVE PLANS -- AWARDS MADE IN LAST FISCAL YEAR


  The following table provides information related to grants of shares of restricted stock, all of which shares are designated as long term incentive awards, to each of the Named Executive Officers during the year ended December 31, 1997.

                                                                                   PERFORMANCE OR
                                             NUMBER OF SHARES,                      OTHER PERIOD
NAME                                     UNITS OR OTHER RIGHTS (1)                UNTIL MATURATION
----                                     -------------------------                ----------------
Richard C. Price..................                  --                                   --
Paul W. Major.....................                  25,000                               (2)
Neil M. Miller....................                   7,500                               (2)
William C. Regan..................                   7,500                               (2)
Scott S. Thompson.................                  10,000                               (2)

(1) Represents shares of restricted stock of the Company granted on January 23, 1997 pursuant to the Company's 1993 Stock Option and Incentive Plan for Key Employees.

(2) Twenty percent of such shares vest each January 15 if the Company's funds from operations for the preceding fiscal year exceed the funds from operations for the prior year by at least six percent. Vesting of restricted shares also is subject to the continued employment of the holder of such shares.

EMPLOYMENT CONTRACTS

  On January 15, 1997, the Company entered into employment agreements with Paul
W. Major, Neil M. Miller, William C. Regan and Scott S. Thompson. Each agreement provides for an initial term of three years which shall be automatically extended for an additional year on the expiration of the initial term and each anniversary thereafter unless earlier terminated pursuant to the terms of each agreement. Each of the agreements provides for a base salary for the twelve calendar months beginning January 1, 1997 at an annual rate of: $129,125 for Mr. Major; $100,000 for Mr. Miller; $100,000 for Mr. Regan; and $154,000 for Mr. Thompson. The base salary amounts will be adjusted annually to reflect increases in the Consumer Price Index ("CPI").

  Upon entering into the employment agreements, Messrs. Major, Miller, Regan and Thompson received initial grants of 25,000, 7,500, 7,500 and 10,000 shares of restricted stock, respectively. Each of the employment agreements provides for payment of bonus compensation upon the achievement of certain performance objectives set forth in such agreements or determined by the Compensation Committee. Each of the agreements also provides for additional stock options and restricted stock to be awarded at the discretion of the Compensation Committee.

  Each agreement includes provisions restricting the officers from competing, directly or indirectly, with the Company or the Operating Partnership during employment and, except in certain circumstances, for one year after termination of employment. Each of the employment agreements provides for certain severance payments in the event of termination by the Company without cause, or by the employee with good reason.

  The Company generally will have cause to terminate the employment of Messrs. Major, Miller, Regan and Thompson if they (1) engage in acts or omissions with respect to the Company which constitute intentional misconduct or a knowing violation of law; (2) personally receive a benefit in money, property or services from the Company or from another person dealing with the Company in violation of law; (3) breach their non-competition covenant with the Company;
(4) breach their duty of loyalty to the Company; (5) engage in gross negligence in the performance of their duties; or (6) frequently and repeatedly fail to perform services that have been reasonably requested of them by the Company's Board of Directors and which are consistent with the terms of the employment agreements.

  Messrs. Major, Miller, Regan and Thompson generally will have good reason to terminate their employment with the Company in the event of any reduction in their compensation without their consent, any material breach or default by the Company under the employment agreements or any substantial diminution in their respective duties.

  In 1998, the Company intends to enter into an employment agreement with Mr. James M. Stanich pursuant to which Mr. Stanich will be granted an annual base salary of $250,000 and an annual bonus of 40% of his base salary. In addition, the Company has issued to Mr. Stanich 50,000 shares of restricted stock and 50,000 options to purchase shares of the Company's common stock. The Board of Directors has approved the general terms of the employment agreement for Mr. Stanich, but such agreement has not been finalized. It is expected that Mr. Stanich's employment agreement will be substantially similar to the employment agreements with the Company's other executive officers described above.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee is comprised of Messrs. Cushman and Paul, neither of whom is or has been an officer or employee of the Company. For a description of the background of each of these individuals, see "Election of Directors-- Directors Continuing in Office."

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report and the Stock Performance Graph shall be deemed not to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

  Compensation and benefit practices of the Company are established and governed by the Compensation Committee, which is made up of two Independent Directors. The Compensation Committee is chartered to establish the general compensation policy of the Company, to review and approve compensation of the executive officers of the Company and to administer all of the Company's employee benefit plans. The Compensation Committee reviews the Company's overall compensation program to assure that it (i) is reasonable and consistent with competitive practices, (ii) adequately recognizes performance, and (iii) meets the Company's overall compensation and business objectives.

COMPENSATION PHILOSOPHY

  The primary focus of the Company's compensation program is to create value for stockholders. The Compensation Committee attempts to promote desired financial and operational results by attracting, motivating and assisting in the retention of key employees with outstanding ability. In addition, the compensation program is designed to promote teamwork, initiative and resourcefulness on the part of key employees whose performance and responsibilities directly affect the Company profits. In this regard, the compensation program is designed to balance short and long-term incentive compensation to achieve desired results and above all to pay for performance.

  The Company is not allowed a deduction for certain compensation paid to certain executive officers in excess of $1.0 million, except to the extent such excess constitutes performance-based compensation. The Compensation Committee considers its primary goal is to design compensation strategies that further the best interests of the Company and its stockholders. To the extent not inconsistent with that goal, the Compensation Committee will attempt where practical to use compensation policies and programs that preserve the deductibility of compensation expenses.

COMPENSATION MIX

  The Company's executive compensation is based on three components designed in each case to accomplish the Company's compensation philosophy.

  Base Salary. Salaries for executives are reviewed by the Compensation Committee on an annual basis and may be increased based upon an assessment of the individual's contributions to the asset and financial growth of the Company as well as competitive pay levels. The Compensation Committee generally targets base salary levels at the market median of salaries paid by other publicly-traded REITS, with a desire to reward excellent results with incentive compensation consistent with the Company's pay-for-performance philosophy.

  Base salary levels for the Company's executive officers for 1997 approximated the market median. The Compensation Committee has reviewed the base salary for each of the executive officers for 1997 and believes that such compensation is reasonable in view of the Company's performance and the contribution of those officers to that performance. The increases in base salary experienced by Messrs. Price and Major in 1997 represented cost-of-living increases provided for in their employment agreements. The increase in base salary experienced by Messrs. Miller, Regan and Thompson in 1997 represented a merit increase as well as a cost-of-living increase.

  Annual Cash Incentive Awards. Annual cash bonus incentive awards generally are designed to protect stockholder interests by establishing a cash available for distribution or reinvestment performance target (the

"Performance Target") which must be satisfied before any awards are paid to executive officers. The Performance Target is based on increases in FFO and, in the case of the Company's President (the "President"), the acquisitions made by the Company. To establish the Performance Target, the Compensation Committee sets goals for such criteria at the beginning of each year at a level considered to provide stockholders with an acceptable rate of return. For the 1997 Performance Target, these goals were adjusted upward from the goals set in the previous year to reflect expected performance of the Company's golf course portfolio. In addition to satisfying the Performance Target, bonus awards also are based on personal performance measured by the extent of which personal goals are achieved.

  A target award is established for each officer based on the level of his or her position and on competitive practices. The Compensation Committee approves each officer's target award. The target award is expressed as a percentage of salary and as a corresponding dollar amount. No award can exceed 50% of an officer's base salary. The Performance Target approved by the Compensation Committee was achieved in 1997. See "Executive Compensation--Summary Compensation Table."

  Stock Options and Restricted Stock. The Compensation Committee may grant stock options, restricted common stock and performance awards to executives and other key employees of the Company pursuant to the 1997 Equity Participation Plan. In determining the grants of stock options, restricted stock and performance awards, the Compensation Committee takes into account, among other things, the competitive practice in the REIT industry, the respective scope of responsibility and the anticipated performance requirements and contributions to the Company of each proposed award recipient. Stock options, restricted stock and performance awards are designed to align the interest of executives with those of the stockholders. The Compensation Committee believes that significant equity interests in the Company held by the Company's management serve to retain and motivate management.

     President. On January 30, 1998, Mr. Richard C. Price resigned as President of the Company. When Mr. Richard C. Price served as President of the Company, he was employed pursuant to a two-year employment agreement which became effective August 18, 1993 and was extended by its terms for successive one year periods. The terms of the employment agreement were determined when the terms of the Company's initial public offering were negotiated in August 1993 and not by the Compensation Committee. Pursuant to the employment agreement, Richard C. Price received base compensation of $200,000 per year with an annual CPI increase and was entitled to participate in the Company's bonus programs. Payment of the President's target award, which was set at 40% of base salary, depended on the Company's achievement of certain goals based on increases in FFO, total number of golf course acquisitions and aggregate total amount of investment in such acquisitions. These goals were established by the Compensation Committee based in part on the Company's annual business plan, which Mr. Richard C. Price, as President, assisted in formulating. The Compensation Committee, of which the President is not a member, has sole discretion to determine whether the President's target award is paid.

     Mr. James M. Stanich was appointed on January 30, 1998 to replace Mr. Richard C. Price as President of the Company. The Company intends to enter into an employment agreement with Mr. Stanich pursuant to which the Company will grant Mr. Stanich an annual base salary of $250,000 and an annual bonus of 40% of his base salary. In addition, the Company has issued Mr. Stanich 50,000 shares of the Company's restricted common stock and 50,000 options to purchase shares of the Company's common stock. The Board of Directors has approved the general terms of Mr. Stanich's employment agreement, but such agreement has not been finalized.

                                  John C. Cushman, III
                                  Charles S. Paul

                            STOCK PERFORMANCE GRAPH

  The graph below compares cumulative total return of the Company, the S&P 500 Index and the NAREIT Equity REIT Total Return Index from August 12, 1993, the first day of trading of the Common Stock on the New York Stock Exchange, to December 31, 1997. The S&P 500 Index and the NAREIT Equity REIT Total Return Index for the month of August, 1993 have been prorated to arrive at the beginning index used in this graph. The comparison assumes $100 was invested on August 12, 1993 in the Company's Common Stock and each of the foregoing indices and assumes reinvestment of dividends before consideration of income taxes.

       COMPARISON OF TOTAL RETURN AMONG NATIONAL GOLF PROPERTIES, INC.,
          THE S&P INDEX AND THE NAREIT EQUITY REIT TOTAL RETURN INDEX


                        PERFORMANCE GRAPH APPEARS HERE

MEASUREMENT PERIOD           NATIONAL GOLF      S&P          NAREIT
(FISCAL YEAR COVERED)        PROPERTIES, INC.   500 INDEX    EQUITY
-------------------          ----------------   ---------    ----------
Measurement Pt-  8/12/93     $100               $100         $100
FYE   12/31/93               $110.07            $105.39      $ 97.14
FYE   6/30/94                $108.82            $101.82      $102.30
FYE   12/31/94               $117.42            $106.78      $100.23
FYE   6/30/95                $115.98            $128.36      $105.94
FYE   12/31/95               $131.22            $146.91      $115.53
FYE   6/30/96                $143.92            $161.74      $123.42
FYE   12/31/96               $193.43            $180.64      $156.29
FYE   6/30/97                $218.60            $217.86      $165.17
FYE   12/31/97               $212.02            $240.91      $187.91

  The stock performance depicted in the above graph is not necessarily indicative of future performance. The Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates them by reference into a filing under the Securities Act or the Exchange Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1997, the Operating Partnership entered into eight leases with AGC with respect to nine golf courses acquired in such year. Such leases are in addition to the 78 existing leases between the Operating Partnership or the Company and AGC that were entered into in prior years. In 1997, the aggregate annual base rent payable (on an annualized basis) under the eight new leases and all leases with AGC was approximately $5.7 million and $67.3 million, respectively. The terms of all leases between the Operating Partnership and AGC are substantially similar (other than the amount of rent payments thereunder), and pursuant to the Company's Bylaws, the terms of all such leases were approved by the Independent Committee prior to entering into the leases. The Company's General Counsel and Chief Leasing Officer, who has no prior affiliation with David G. Price or his affiliates (including AGC), assists the Independent Committee with respect to certain potential conflicts of interest between the Company and affiliates of David G. Price, including the negotiation, enforcement and renegotiation of all leases. David G. Price, the Chairman of the Board of Directors of the Company, owns approximately 69% of the outstanding common stock of AGC. James M. Stanich, the President and a director of the Company, together with his wife, owns approximately 4% of the outstanding common stock of AGC.

     Spanish Hills Country Club ("Spanish Hills") is the only golf course acquired in 1997 by the Company that is not leased directly by the Company to AGC. Spanish Hills is leased to Camarillo, LLC, who subleases the golf course to AGC.

     In 1997, the Company acquired a 50% general partnership interest in Pumpkin Ridge Joint Venture ("Pumpkin Ridge"). On September 8, 1997 Pumpkin Ridge entered into a lease agreement with AGC with terms that are substantially similar to other lease arrangements between AGC and the Company.

     During 1997, AGC requested that the Company provide additional funding of approximately $16.4 million for capital improvements intended to add value to certain golf course properties and reposition the facilities at such properties for enhanced revenue growth. The Independent Committee of the Company's Board of Directors approved such additional funding. The $16.4 million will be paid during the next two years. Upon the Company's funding of such capital improvements, the base rent payable under the leases with respect to such golf courses will be adjusted to reflect the Company's investment in such improvements over the initial term of the leases.

     The Company leases approximately 5,100 square feet of commercial office space for use as its corporate headquarters from 2951 Company LLC, a California limited liability company of which David G. Price is a majority-owner and James
M. Stanich and his wife are minority owners. The term of such lease is 12 years commencing December 16, 1996, and provides for monthly rental payments of approximately $9,500 for the first five years of the term, followed by a higher fixed monthly rental payment for the remaining seven years of the term. The Company believes that the terms of this lease, including the rental payments, are on market terms.

     Edward R. Sause entered into a consulting agreement with the Company on April 30, 1997 following his resignation as an officer of the Company. Pursuant to such agreement, Mr. Sause agreed to provide consulting services on an as-needed basis to the Company in connection with capital raising, budgeting, financial reporting, acquisitions, corporate governance and strategic planning. Mr. Sause is paid $200.00 per hour for the consulting services he provides pursuant to such agreement. Mr. Sause has not been paid any consideration under such agreement, but is owed approximately $43,400 for consulting services rendered since the agreement was entered into in April 1997. Upon resigning as an officer of the Company in April 1997, Mr. Sause became an officer and director of AGC.

     On January 30, 1998, Richard C. Price resigned as President and a director of the Company, and on February 2, 1997, he resigned as an employee of the Operating Partnership. In connection with such resignation, Richard C. Price entered into a separation agreement with the Company and the Operating Partnership ("Separation

Agreement") pursuant to which Mr. Price's 8,000 shares of unvested restricted stock became vested and Mr. Price received a lump-sum severance payment equal to 18 months of his annual base salary, of which amount 10% was paid by the Company and 90% was paid by the Operating Partnership. In addition, the Company also agreed to continue to provide health insurance for 18 months following Mr. Price's resignation. The Independent Committee approved the Separation Agreement.

     On April 30, 1997, David G. Price and Paul W. Major entered into an agreement pursuant to which Mr. Price granted to Mr. Major an option to purchase shares of AGC common stock which, subject to certain vesting requirements (including full vesting in the event of a sale or certain other corporate transactions involving AGC), enables Mr. Major to receive shares of AGC common stock as compensation for services rendered by Mr. Major to the Operating Partnership. In January 1998, Mr. Price and Mr. Major agreed to cancel one-third of such options in exchange for the payment by Mr. Price of $750,000 to the Operating Partnership, of which amount Mr. Major received $30,000 in cash and elected to defer $720,000 pursuant to the terms of the Company's Deferred Compensation Plan.

     James M. Stanich is employed and compensated by both the Operating Partnership and the Company. The Company believes that the allocation of his compensation as between the Company and the Operating Partnership reflects the services provided by him with respect to each entity.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997 all of the Company's officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.


                            APPOINTMENT OF AUDITORS

  Coopers & Lybrand L.L.P. audited the Company's financial statements for the year ended December 31, 1997 and has been the Company's auditors since the Company's formation in 1993. The Audit Committee of the Company's Board of Directors has selected the firm of Coopers & Lybrand L.L.P. as independent accountants for the Company for the fiscal year ending December 31, 1998. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting with an opportunity to make a statement if he desires to do so, and such representative is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  The proxy rules adopted by the SEC provide that certain proposals by the Company stockholders must be included in the proxy statement for the Company's Annual Meeting. For a proposal to be considered for inclusion in next year's proxy statement, it must be received by the Company no later than December 4, 1998.

  The Company stockholders also may bring business for consideration at next year's Company Annual Meeting (the "1999 Meeting"). In addition to any other applicable requirements, the Company Bylaws provide that in order for business to be properly brought before the 1999 Meeting by a stockholder, the stockholder must give notice of such business in writing to the secretary of the Company. The notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than fifty days nor more than seventy-five days prior to the 1999 Meeting; provided, however that in the event that less than sixty-five days' notice or prior public disclosure of the date of the 1999 Meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the fifteenth day following the day on which such notice of the date of the 1999 Meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder's notice to the secretary shall set forth (a) as to each matter the stockholder proposes to bring before the 1999 Meeting (i) a brief description of the business desired to be brought before such meeting and their reasons for conducting such business at such meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. Any stockholder business not meeting these requirements will not be brought before the 1999 Meeting.

                                 OTHER MATTERS

  The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. Other business may properly come before the Company Annual Meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

  The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended December 31, 1997, is being mailed herewith to all stockholders of record. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS OF AGC, FOR THE YEAR ENDED DECEMBER 31, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT OF THE COMPANY, AT 2951 28TH STREET, SUITE 3001, SANTA MONICA, CALIFORNIA 90405.

  ALL STOCKHOLDERS ARE URGED TO IMMEDIATELY COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                              By Order of the Board of Directors,

                              /s/ James M. Stanich

                              James M. Stanich
                              President and Director



Santa Monica, California
April 1, 1998

--------------------------------------------------------------------------------

                        NATIONAL GOLF PROPERTIES, INC.
                  ANNUAL MEETING OF STOCKHOLDERS--MAY 5, 1998
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned stockholder of NATIONAL GOLF PROPERTIES, INC., a Maryland corporation ("NGP"), revoking all prior proxies, does hereby nominate, constitute and appoint James M. Stanich and Scott S. Thompson, or either of them, the true and lawful proxies, agents and attorneys-in-fact of the undersigned, with full power of substitution to vote all shares of common stock of NGP, standing in the name of the undersigned on NGP's books at the close of business on March 16, 1998, at the Annual Meeting of Stockholders to be held at DC3 Restaurant - Flight Room, 2800 Donald Douglas Loop North, Santa Monica, California on Tuesday, May 5, 1998 at 9:00 a.m. local time (or at any adjournments or postponements thereof) (the "Annual Meeting"), with all the powers which would be possessed by the undersigned if personally present, upon the following items, as further described in the accompanying Proxy Statement dated April 1, 1998 (the "Proxy Statement"):

                  (Continued and to be signed on other side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                               Please mark
                                                               your vote [X]
                                                               as in this
                                                                 example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NAMED
NOMINEES.


1. Election of Directors to vote for both of the following nominees: Bruce Karatz, James M. Stanich.

                                                           FOR         WITHHOLD
  For both nominees except: _______________                [_]           [_]



2. In their discretion, to vote on any other matter that may properly come before the Annual Meeting and at any adjournments or postponements thereof.


 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE RECEIPT PRIOR TO THE ANNUAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

IF NO CONTRARY INSTRUCTION IS INDICATED ABOVE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NAMED NOMINEES.

The undersigned hereby acknowledges receipt of the accompanying Notice of An-nual Meeting of Stockholders dated April 1, 1998 and Proxy Statement.

I PLAN TO ATTEND THE ANNUAL MEETING.   [_]


Signature(s) ____________________________   Date _______________________ , 1998
Note: Please sign name exactly as your name (or names) appears printed in the space above. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

--------------------------------------------------------------------------------